EXHIBIT 99.1

ICU Medical, Inc. to Present At the ROTH 21st Annual OC Growth Stock Conference

SAN CLEMENTE, Calif., Feb. 10, 2009 (GLOBE NEWSWIRE) -- ICU Medical, Inc. (Nasdaq:ICUI), a leading low cost manufacturer of safe medical connectors, custom medical products and critical care devices, today announced that Scott E. Lamb, Chief Financial Officer, will present at the ROTH 21st Annual OC Growth Stock Conference to be held on February 16-18, 2009, at the Ritz Carlton, Laguna Niguel, Calif. ICU Medical's presentation is scheduled for Wednesday, February 18, 2009 at 3:30 p.m. Pacific Time.

The presentation will be webcast live and can be accessed by going to the Company's website at http://www.icumed.com, clicking on the Investors tab, clicking on the Webcast icon and following the prompts. The webcast will also be available by replay.

CONTACT:  ICU Medical, Inc.
          Scott E. Lamb, Chief Financial Officer
          (949) 366-2183

          ICR, Inc.
          John F. Mills, Senior Managing Director
          (310) 954-1100